                                                                    Exhibit 99.1

                     L.E. Vickers and Associates, Inc. and
                         Data Equipment Services, Inc.


                      Combined Financial Statements as of
                      December 31, 1998 and May 31, 1999
                                 Together With
                               Auditors' Report

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To L.E. Vickers and Associates, Inc. and
Data Equipment Services, Inc.:

We have audited the accompanying combined balance sheet of L.E. VICKERS AND ASSOCIATES, INC. (a Tennessee corporation) and DATA EQUIPMENT SERVICES, INC.
(a Tennessee S Corporation) as of December 31, 1998 and the related combined statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L.E. Vickers and Associates, Inc. and Data Equipment Services, Inc. as of December 31, 1998 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



Atlanta, Georgia
June 30, 1999

                     L.E. VICKERS AND ASSOCIATES, INC. AND

                         DATA EQUIPMENT SERVICES, INC.


                            COMBINED BALANCE SHEETS

                       DECEMBER 31, 1998 AND MAY 31, 1999



                                     ASSETS

                                                                                                   1998        1999
                                                                                                ----------  ----------
                                                                                                            (Unaudited)

CURRENT ASSETS:
 Cash                                                                                           $  254,973  $  400,527
 Accounts receivable, net of allowance for doubtful accounts of $40,000 in 1998 and 1999           150,565     366,881
 Unbilled receivables                                                                              307,828     303,000
 Deferred tax assets                                                                                60,314      39,566
 Inventory, prepaid expenses, and other                                                             83,457      70,055
                                                                                                ----------  ----------
       Total current assets                                                                        857,137   1,180,029

PROPERTY AND EQUIPMENT, net                                                                        699,554     580,879
                                                                                                ----------  ----------
                                                                                                $1,556,691  $1,760,908
                                                                                                ==========  ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Note payable to shareholder                                                                    $  105,745  $      745
 Accounts payable and accrued liabilities                                                          136,492     252,430
 Income taxes payable                                                                               14,904      86,673
 Deferred revenue                                                                                   40,472      24,122
                                                                                                ----------  ----------
       Total current liabilities                                                                   297,613     363,970

LONG-TERM LIABILITIES:
 Deferred tax liability                                                                             52,926      42,338
                                                                                                ----------  ----------
       Total liabilities                                                                           350,539     406,308
                                                                                                ----------  ----------
COMMITMENTS AND CONTINGENCIES (NOTE 6)

SHAREHOLDERS' EQUITY:

 Common stock of Data Equipment Services, Inc., no par value, 1,000 shares authorized, 100 shares issued and outstanding in 1998 and 1999, and common stock of L.E. Vickers and
  Associates, Inc., no par value, 2,000 shares authorized, 1,000 shares issued and
  outstanding in 1998 and 1999                                                                       1,000       1,000

 Retained earnings                                                                               1,205,152   1,353,600
                                                                                                ----------  ----------
       Total shareholders' equity                                                                1,206,152   1,354,600
                                                                                                ----------  ----------
                                                                                                $1,556,691  $1,760,908
                                                                                                ==========  ==========



 The accompanying notes are an integral part of these combined balance sheets.

                     L.E. VICKERS AND ASSOCIATES, INC. AND

                         DATA EQUIPMENT SERVICES, INC.


                       COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                     AND THE FIVE MONTHS ENDED MAY 31, 1999




                                                                             1998              1999
                                                                           -----------      -----------
                                                                                            (Unaudited)

REVENUES:
 Service fee income                                                         $3,410,868        $1,479,876
 Equipment and product sales                                                   442,132           119,231
                                                                            ----------        ----------
       Total revenues                                                        3,853,000         1,599,107
                                                                            ----------        ----------
COSTS OF SERVICES:
 Cost of service fee income                                                  1,126,924           476,857
 Cost of equipment and product sales                                           388,680            94,125
                                                                            ----------        ----------
       Total costs of services                                               1,515,604           570,982

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                                2,087,079           665,110

DEPRECIATION AND AMORTIZATION                                                  277,835           123,100
                                                                            ----------        ----------
       Total operating expenses                                              3,880,518         1,359,192
                                                                            ----------        ----------

OPERATING (LOSS) INCOME BEFORE INCOME TAX (BENEFIT) PROVISION                  (27,518)          239,915

INCOME TAX (BENEFIT) PROVISION                                                  (9,496)           91,467
                                                                            ----------        ----------
NET (LOSS) INCOME                                                           $  (18,022)       $  148,448
                                                                            ==========        ==========

   The accompanying notes are an integral part of these combined statements.

                     L.E. VICKERS AND ASSOCIATES, INC. AND

                         DATA EQUIPMENT SERVICES, INC.


                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                     AND THE FIVE MONTHS ENDED MAY 31, 1999




                                                          Common Stock                Retained
                                                      ---------------------
                                                      Shares         Amount           Earnings              Total
                                                      ------         ------           --------           ----------
BALANCE, December 31, 1997                             1,100        $1,000         $1,223,174            $1,224,174

 Net loss                                                  0             0            (18,022)              (18,022)
                                                       -----        ------         ----------            ----------
BALANCE, December 31, 1998                             1,100         1,000          1,205,152             1,206,152

 Net income                                                0             0            148,448               148,448
                                                       -----        ------         ----------            ----------
BALANCE, May 31, 1999 (unaudited)                      1,100        $1,000         $1,353,600            $1,354,600
                                                       =====        ======         ==========            ==========



   The accompanying notes are an integral part of these combined statements.

                     L.E. VICKERS AND ASSOCIATES, INC. AND

                         DATA EQUIPMENT SERVICES, INC.


                       COMBINED STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                     AND THE FIVE MONTHS ENDED MAY 31, 1999



                                                                                1998            1999
                                                                             ----------      -----------
                                                                                             (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) income                                                           $ (18,022)         $ 148,448
 Adjustments to reconcile net (loss) income to net cash provided by operating activities:
     Depreciation and amortization                                             277,835            123,100
     Deferred income tax (benefit) provision                                   (38,272)            10,160
     Changes in current assets and liabilities:
       Accounts receivable                                                    (101,523)          (211,488)
       Other current assets                                                     49,593             13,402
       Accounts payable and accrued liabilities                                 24,090            187,707
       Deferred revenue                                                          5,051            (16,350)
                                                                             ---------         ----------
         Net cash provided by operating activities                             198,752            254,979

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment, net                                      (259,987)            (4,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
 (Payments on) proceeds from note with shareholder                             105,745           (105,000)
                                                                             ---------         ----------
NET INCREASE IN CASH                                                            44,510            145,554

CASH, beginning of period                                                      210,463            254,973
                                                                             ---------         ----------
CASH, end of period                                                          $ 254,973         $  400,527
                                                                             =========         ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for income taxes                                                $  15,217          $   8,928
                                                                             =========          =========




   The accompanying notes are an integral part of these combined statements.

                     L.E. VICKERS AND ASSOCIATES, INC. AND

                         DATA EQUIPMENT SERVICES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                       DECEMBER 31, 1998 AND MAY 31, 1999
 (All amounts dated as of and for the five months ended 5/31/99 are unaudited)

 1. ORGANIZATION AND NATURE OF BUSINESS

    L.E. Vickers and Associates, Inc. and Data Equipment Services, Inc. (collectively, the "Companies") were established for the purpose of providing core data processing, check imaging, and item capture services to financial institutions, primarily community banks in Tennessee. The Companies, which are under common ownership also sell and provide maintenance on banking equipment. The Companies are being acquired in a transaction accounted for as a purchase by The InterCept Group, Inc. ("InterCept") (Note 9).

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation

    The combined financial statements include the accounts of L.E. Vickers and Associates, Inc. and Data Equipment Services, Inc. after elimination of all significant intercompany accounts and transactions. The financial statements have been prepared to be included in a Form 8-K filing in conjunction with the acquisition of the Companies by InterCept, as noted above.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The interim financial information is unaudited. However, in the opinion of management, the interim financial data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

   Property and Equipment

   Property and equipment are recorded at cost at the acquisition date. The Companies provide for depreciation using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance costs are expensed, and major betterments are capitalized. Property, plant, and equipment consisted of the following at December 31, 1998 and May 31, 1999:

                                            Useful Life                1998              1999
                                         ----------------          ------------      ------------
                                                                                   (Unaudited)
   Machinery and equipment              Five to ten years           $ 1,678,399        $ 1,682,205
   Vehicles                             Five years                      101,654            101,654
   Furniture and fixtures               Seven years                      68,518             69,137
   Software                             Five years                       92,799             92,799
                                                                    -----------        -----------
                                                                      1,941,370          1,945,795
   Less accumulated depreciation                                     (1,241,816)        (1,364,916)
                                                                    -----------        -----------
                                                                    $   699,554        $   580,879
                                                                    ===========        ===========

   Long-Lived Assets

   The Companies review the carrying values assigned to long-lived assets based on expectations of undiscounted future cash flows and operating income generated by the long-lived assets in determining whether the carrying amount of such assets is recoverable.

   Income Taxes

   Deferred income taxes for L.E. Vickers & Associates, Inc. are recorded using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income taxes are provided for items when there is a temporary difference in recording such items for financial reporting and income tax reporting.

   The shareholders of Data Equipment Services, Inc. have elected that the company be taxed under the S corporation provisions of the Internal Revenue Code for federal income tax purposes. Under this election, Data Equipment Services, Inc. has no federal income tax liability as its income is passed through to and the related income tax liability becomes the responsibility of the shareholders.

   Revenue Recognition

   Revenues are recognized as the services are provided. Unbilled receivables represent revenues earned for services but not yet billed. Deferred income represents services billed in advance; revenue is recognized over the term of the service period.

   Comprehensive Income

   Comprehensive income, defined as the total of net income and all other nonowner changes in equity, was equal to net income for the year ended December 31, 1998 and the five months ended May 31, 1999.

3. FAIR VALUE OF FINANCIAL INSTRUMENTS

   The fair value of financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable, and accounts payable, approximates carrying value due to the short-term maturity of the instruments.

4. INCOME TAXES

   The differences between the income tax expense and the amount computed by applying the statutory federal income tax rate to the net income for the year ended December 31, 1998 and the five months ended May 31, 1999 are due to nondeductible meals and entertainment expenses and excluded S corporation earnings of Data Equipment Services, Inc.

   The tax effects of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases, which give rise to deferred tax assets and liabilities, as of December 31, 1998 and May 31, 1999 are as follows:

                                                    1998              1999
                                                  ---------        ----------
                                                                   (Unaudited)

    Deferred tax assets:
     Accounts receivable reserves                 $ 15,200           $ 15,200
     Deferred revenue                               15,379              9,166
     Other                                          29,735             15,200
                                                  --------           --------
       Total deferred tax assets                    60,314             39,566
    Deferred tax liabilities:
     Accelerated depreciation                      (52,926)           (42,338)
                                                  --------           --------
    Net deferred tax assets (liabilities)            7,388             (2,772)
    Noncurrent net deferred tax liabilities         52,926             42,338
                                                  --------           --------
    Current net deferred tax assets               $ 60,314           $ 39,566
                                                  --------           --------


5. EMPLOYEE BENEFITS

   The Companies have a defined contribution 401(k) benefit plan which covers substantially all employees, subject to certain minimum age and service requirements. The plan provides for voluntary contributions by employees as well as both matching and additional discretionary contributions by the Companies. For the year ended December 31, 1998 and the five months ended May 31, 1999, the Companies contributed approximately $118,000 and $30,000, respectively, to the plan.

 6. COMMITMENTS

   The Companies lease certain equipment and facilities under operating leases. Future minimum payments on these leases at December 31, 1998 are approximately as follows:

                    1999                      $ 97,000
                    2000                        12,000
                    2001                         6,000
                                              --------
                                              $115,000
                                              ========

   Rent expense for all operating leases was approximately $161,000 and $86,000 for the year ended December 31, 1998 and the five months ended May 31, 1999, respectively.

7. RELATED-PARTY TRANSACTIONS

   Selling, general, and administrative expenses for 1998 include approximately $97,000 paid to the owner of the Companies and members of his family for rent and other expenses. During 1998, the Companies generated revenues of approximately $389,000 from a bank in which the owner of the Companies has a 10% ownership interest.

8. CUSTOMER CONCENTRATION

   For the year ended December 31, 1998, two customers each made up 10% of the Companies' sales. No other customer contributed greater than 10% for that period.

9. SUBSEQUENT EVENT

   On May 28, 1999, InterCept entered into a merger and acquisition agreement with the Companies and issued 500,481 shares of InterCept common stock in exchange for all of the outstanding common stock of the Companies.